Exhibit 99.1

3003 Tasman Drive Santa Clara, CA  95054

For Immediate Release	Contacts:
May 7, 2003	Lisa Bertolet	Carrie Merritt
	Investor Relations	Public Relations
	(408) 654-7282	(408) 654-7193

NASDAQ: SIVB

SILICON VALLEY BANCSHARES ANNOUNCES STOCK REPURCHASE PROGRAM

SANTA CLARA, Calif.—, May 7, 2003 — Silicon Valley Bancshares (Nasdaq: SIVB), parent company of Silicon Valley Bank, announced today that its board of directors has authorized an additional stock repurchase program (the program) of up to $160 million. The program is effective immediately and replaces previously announced programs.

“Silicon Valley Bancshares continues to have tremendous confidence in the fundamentals of our business,” said Ken Wilcox, President and CEO.  “The progress we’ve made through management of those elements within our control puts us in a position of being able to deliver programs to our stockholders that we feel are in their best interests.”

Purchases under the stock repurchase program may be made, from time-to-time, in the open market, through block trades or otherwise. Depending on market conditions and other factors, including availability of funds for such repurchases, these purchases may be commenced or suspended at any time or from time-to-time without prior notice. The company intends to repurchase stock under the program under conditions which allow such repurchases to be accretive to earnings while maintaining capital ratios that exceed the guidelines for a well capitalized financial institution.  As of April 30, 2003, the company had approximately 38,798,283 million shares outstanding.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The company’s senior management has in the past and might in the future make forward-looking statements orally to analysts, investors, the media and others.  Forward-looking statements are statements that are not historical facts.  Broadly speaking, forward-looking statements include:

•                  projections of our revenues, income, earnings per share, capital expenditures, capital structure or other financial items;

•                  descriptions of strategic initiatives, plans or objectives of our management for future operations, including pending acquisitions;

•                  descriptions of products, services and industry sectors;

•                  forecasts of venture capital funding levels;

•                  forecasts of future economic performance; and

•     descriptions of assumptions underlying or relating to any of the foregoing.

You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” or the negative of such terms, or comparable terminology.  Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect.  Actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements.

For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption “Risk Factors” included in Item 7, page 56, of our annual report on Form 10-K dated March 5, 2003.  We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this discussion and analysis.  All subsequent written or oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements included in this filing are made only as of the date of this filing.  The company does not intend, and undertakes no obligation, to update these forward-looking statements.

About Silicon Valley Bancshares

For 20 years, Silicon Valley Bancshares, a financial holding company providing diversified financial services, has sustained its mission to provide innovative solutions to help entrepreneurs succeed. The company’s principal subsidiary, Silicon Valley Bank, serves emerging growth and mature companies in the technology and life sciences markets, as well as the premium wine industry.  Headquartered in Santa Clara, Calif., the company offers clients financial products and services including commercial, investment, merchant and private banking, as well as value-add client services using its proprietary knowledge base.  Merger, acquisition and corporate partnering services are provided through the company’s investment banking subsidiary, Alliant Partners. More information on the company can be found at www.svb.com.

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